EXHIBIT 10.1

SECURITIES TRANSFER AGREEMENT

This SECURITIES TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of August 4, 2011 by and among Solutia Inc., a Delaware corporation (the “Transferor”), Ascend Performance Materials Holdings Inc., a Delaware corporation (“Ascend”), APM Disc Holdings LLC, a Delaware limited liability company (“APM Disc”), and SK Titan Holdings LLC, a Delaware limited liability company (the “Principal Investor” or “Managing Member”, as the case may be).  Capitalized terms used herein and not otherwise defined herein shall have the meanings given thereto in the Securityholders Agreement (as defined below).

RECITALS

WHEREAS, the Transferor currently holds 20 shares of Common Stock, $0.01 par value per share, of Ascend (the “Common Stock”) and 200 units of APM Disc (the “Units”);

WHEREAS, pursuant to Section 4.4.1 of that certain Securityholders Agreement, dated as of June 1, 2009 (the “Securityholders Agreement”), by and among Ascend, the Transferor and the Principal Investor and such other persons set forth on the signature pages thereto, on June 1, 2011, the Transferor delivered a Put Notice to Ascend exercising its Put to require Ascend or the Principal Investor to purchase all of its Shares at the Put Price;

WHEREAS, pursuant to the Put Notice, the Transferor desires to sell and transfer all of its shares of Common Stock (the “Shares”) to Ascend, and Ascend desires to purchase the Shares, at an aggregate purchase price equal to Thirty Million Eight Hundred Sixty Thousand Dollars ($30,860,000.00) (the “Share Purchase Price”), which has been determined in accordance with Section 4.4.5 of the Securityholders Agreement; and

WHEREAS, in connection with the sale and transfer of the Shares, the Transferor also desires to sell and transfer all of its Units in APM Disc to APM Disc, and APM Disc desires to purchase such Units, at an aggregate purchase price equal to Fifty Dollars ($50.00) (the “Units Purchase Price”), which is the same consideration paid for such Units by the Transferor.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Transfer and Sale

Section 1.1                      Transfer and Sale.

(a)           Subject to the terms and conditions of Section 5.1 hereof, the Transferor agrees to transfer and sell the Shares to Ascend, and Ascend agrees to purchase the Shares from the Transferor, on the Closing Date (as defined below), at the Share Purchase Price.

(b)           Subject to the terms and conditions of Section 5.1 hereof, the Transferor agrees to transfer and sell the Units to APM Disc, and APM Disc agrees to purchase the Units from the Transferor, on the Closing Date, at the Units Purchase Price.

ARTICLE II

Representations of the Transferor

The Transferor hereby represents and warrants to Ascend, APM Disc and the Principal Investor that the statements contained in this Article II are true and correct as of the date hereof:

Section 2.1                      Organization and Good Standing.  The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted.

Section 2.2                      Title; Requisite Power and Authority; Enforceability.  Immediately prior to the consummation of the transactions contemplated herein, the Transferor is the registered and beneficial owner and holder of the Shares and the Units, free and clear of any liens or encumbrances.  The Transferor has good and marketable title to the Shares and the Units and has all necessary right and authority under all applicable provisions of the law to execute and deliver this Agreement and to transfer the Shares and the Units in accordance with the terms of this Agreement.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Transferor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

Section 2.3                      No Conflicts.  The execution, delivery and performance of this Agreement by the Transferor does not, and the consummation of the transactions contemplated hereby by the Transferor will not, violate, conflict with or result in a breach of or constitute a default (with or without notice, authorization, consent or lapse of time, or any of the foregoing) under: (a) any provision of the governing documents of the Transferor, (b) any law or decree to which the Transferor or its assets is subject, or (c) any agreement, instrument, permit, franchise, license, judgment or order applicable to the Transferor or to its business activities, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to the Transferor’s ability to perform its obligations under this Agreement and would not be reasonably likely to prohibit or restrict or delay, in any material respect, the performance by the Transferor of its obligations under this Agreement.

Section 2.4                      No Adverse Claims.  There are no pending Adverse Claims (as such term is defined in Section 8-102 of the applicable Uniform Commercial Code) with respect to the Shares or the Units.

Section 2.5                      No Further Representations.  The representations and warranties of the Transferor set out in this Article II are the only representations and warranties made by the Transferor with respect to the Shares and the Units.

ARTICLE III

Representations of Ascend

Ascend hereby represents and warrants to the Transferor that the statements contained in this Article III are true and correct as of the date hereof:

Section 3.1                      Organization and Good Standing.  Ascend is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted.

Section 3.2                      Requisite Power and Authority; Enforceability.  Ascend has all necessary right and authority under all applicable provisions of law to execute and deliver this Agreement and to acquire the Shares.  Upon the execution and delivery of this Agreement, this Agreement will be a valid and binding obligation of Ascend, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

Section 3.3                      No Conflicts.  The execution, delivery and performance of this Agreement by Ascend does not, and the consummation of the transactions contemplated hereby by Ascend will not, violate, conflict with or result in a breach of or constitute a default (with or without notice, authorization, consent or lapse of time, or any of the foregoing) under (a) any provision of the governing documents of Ascend, (b) any law or decree to which Ascend or its assets is subject, or (c) any agreement, instrument, permit, franchise, license, judgment or order applicable to Ascend, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to Ascend’s ability to perform its obligations hereunder and would not prohibit or restrict or delay, in any material respect, the performance by Ascend of its obligations hereunder.

Section 3.4                      No Further Representations.  The representations and warranties of Ascend set out in this Article III are the only representations and warranties made by Ascend with respect to the Shares and the Units.

ARTICLE IV

Representations of APM Disc

APM Disc hereby represents and warrants to the Transferor that the statements contained in this Article IV are true and correct as of the date hereof:

Section 4.1                      Organization and Good Standing.  APM Disc is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its assets and to carry on its business as now being conducted.

Section 4.2                      Requisite Power and Authority; Enforceability.  APM Disc has all necessary right and authority under all applicable provisions of law to execute and deliver this Agreement and to acquire the Units.  Upon the execution and delivery of this Agreement, this Agreement will be valid and binding obligations of APM Disc, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

Section 4.3                      No Conflicts.  The execution, delivery and performance of this Agreement by APM Disc does not, and the consummation of the transactions contemplated hereby by APM Disc will not, violate, conflict with or result in a breach of or constitute a default (with or without notice, authorization, consent or lapse of time, or any of the foregoing) under (a) any provision of the governing documents of Ascend, (b) any law or decree to which APM Disc or its assets is subject, or (c) any agreement, instrument, permit, franchise, license, judgment or order applicable to Ascend, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to APM Disc’s ability to perform its obligations hereunder and would not prohibit or restrict or delay, in any material respect, the performance by APM Disc of its obligations hereunder.

Section 4.4                      No Further Representations.  The representations and warranties of APM Disc set out in this Article IV are the only representations and warranties made by APM Disc with respect to the Shares and the Units.

ARTICLE V

Closing

Section 5.1                      Closing.  The transfer and sale of the Shares and the Units pursuant to this Agreement shall occur on August 4, 2011 at 10:00 a.m. (the “Closing Date”), at the offices of Kirkland & Ellis, 601 Lexington Avenue, New York, New York 10022, or such other time and place as the parties may mutually agree.  On the Closing Date:

(a)           The Transferor shall deliver to Ascend (i) the original stock certificate(s) representing the Shares for cancellation by Ascend (the “Original Stock Certificates”), (ii) a stock power in substantially the form attached hereto as Exhibit A executed by the Transferor in favor of Ascend evidencing the conveyance of the Shares contemplated hereby, and (iii) the Secretary of each of Ascend and APM Disc, as the case may be (or such other employee of Ascend or APM Disc, as the case may be, as may be designated by the Secretary or an Assistant Secretary of Ascend and APM Disc, as the case may be) shall register the transfer of the Shares and the Units contemplated hereby in the records of Ascend and APM Disc, respectively;

(b)           Ascend shall execute and deliver to the Transferor an acknowledgment of receipt of the Original Stock Certificates or stock powers, as the case may be (in the form attached as Exhibit B hereto) confirming such transfer;

(c)           Ascend shall pay to the Transferor the Share Purchase Price and APM Disc shall pay to the Transferor the Units Purchase Price, in each case by wire transfer of immediately available funds to an account designated by the Transferor;

(d)           Each party hereto shall deliver to the other parties hereto a counterpart signature page to this Agreement, duly executed by such party; and

(e)           The Transferor shall deliver to Ascend a resignation letter from James Sullivan, confirming Mr. Sullivan’s resignation as a director of Ascend, effective as of July 15, 2011.

ARTICLE VI

Covenants

Section 6.1                      Consent of Managing Member.  The Managing Member hereby consents to the sale and transfer of the Units by the Transferor pursuant to Section 7.8 of the Limited Liability Operating Agreement of APM Disc, effective as of October 22, 2010 and made and entered into as of January 19, 2011 (the “APM Disc Operating Agreement”), by and among the Managing Member, the Transferor and the other members listed in Exhibit A thereto.

Section 6.2                      No Release; Maximum Liability.   The parties hereto acknowledge that nothing set forth herein shall be deemed to release Transferor or any other party hereto from any liability it may have with respect to its obligations pursuant to the Securityholders Agreement, the APM Disc Operating Agreement, the Indemnification Letter Agreement (the “APM Disc Indemnification Letter”), dated as of January 19, 2011, by and between Ascend and Solutia, the Transaction Agreement or any other document or agreement.  Notwithstanding the foregoing, the Transferor shall not have any liability under such agreements or this Agreement or arising from the transactions contemplated thereby or hereby in excess, in the aggregate, of the Share Purchase Price.  The Transferor acknowledges and agrees it shall cease to be a Securityholder from and after the Closing.

Section 6.3                      Tax Matters.  The Transferor acknowledges (a) that it will be allocated taxable income and loss by APM Disc reflecting its period of ownership of the Units, with the amount of taxable income and loss of APM Disc allocated to the Transferor reflecting the period from January 1, 2011 through the Closing Date, which is currently estimated at $610,867, allocated under Section 706 of the Internal Revenue Code of 1986, as amended, to Transferor and the other owners of units of APM Disc during such period based on a closing of APM Disc’s books as of the Closing Date, and (b) that the Transferor shall not be entitled to receive any distributions from APM Disc, pursuant to Section 6.2 of the APM Disc Operating Agreement, including with respect to such taxable income or loss except for the Units Purchase Price, which the Managing Member agrees to cause to be distributed to Transferor at the Closing Date.  Nothing in this Agreement shall limit in any way the obligations of Ascend pursuant to the APM Disc Indemnification Letter.  The parties hereto agree that the amount of any Solutia Loss (as defined in the APM Disc Indemnification Letter) will be determined using the actual values that would be used for purposes of calculating taxes and not the estimated values used in the notification of the economic impact prepared following the execution of the Put.  Ascend shall prepare and deliver to the Transferor an estimate of the Solutia Loss as contemplated by the APM Disc Indemnification Letter within 30 calendar days following the date on which Ascend files its federal income tax return for the year ended December 31, 2011, and the parties hereto shall as promptly as practicable (but in no event later than 30 calendar days) following the date of delivery thereof determine in good faith the actual Solutia Loss.

Section 6.4                      Transfer Taxes.  The Transferor and Ascend shall each pay one-half of any stamp, documentary, registration, use, transfer, value added (to the extent not recoverable within one (1) year of the Closing Date) or other non-income Tax (a “Transfer Tax”) imposed under applicable law in connection with the transactions contemplated hereby.  The Transferor and Ascend shall cooperate to prepare and timely file any tax returns required to be filed in connection with Transfer Taxes described in the immediately preceding sentence.

ARTICLE VII

Miscellaneous

Section 7.1                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 7.2                      Survival; Damages.  All of the representations and warranties set forth in Article II, Article III and Article IV hereof shall survive until the twelve (12) month anniversary of the Closing Date; provided, however, that the representations and warranties set forth in the first two sentences of Section 2.2 hereof shall survive until the earlier to occur of (i) the expiration of the applicable statute of limitations and (ii) the six (6) year anniversary of the Closing Date.  No party hereto shall be entitled to recover any losses, liabilities, expenses (including reasonable attorney’s fees), damages, obligations or responsibilities that constitute consequential damages, special damages, incidental damages, indirect damages, lost profits, punitive damages or similar terms, except to the extent that such damages reflect actual amounts owed to any Person as a result of a third party claim) incurred by any party hereto in connection with or arising from any breach of any representation or warranty by any other party existing as of the date hereof.

Section 7.3                      Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.4                      Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.5                      Counterparts; Execution.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

Section 7.6                      Entire Agreement; Amendments.  Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

Section 7.7                      Expenses.  Except as expressly set forth herein, each party hereto shall bear all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of it in connection with this Agreement and the transactions contemplated hereby.

Section 7.8                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise expressly provided herein, no party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties, and any attempted assignment or delegation in violation of-the foregoing shall be null and void.

Section 7.9                      Consent to Jurisdiction.  Each of the parties to this Agreement irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any litigation arising out of or relating to this Agreement and agrees that all claims in respect of such litigation may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue in, and any defense of inconvenient forum to the maintenance of, any litigation so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address on record for such party; provided, however, that nothing in this Section 7.9 shall affect the right of any party to serve legal process in any other manner permitted by law or in equity.  Each party hereto agrees that a final judgment in any litigation so brought shall be conclusive and may be enforced by litigation or in any other manner provided by law or in equity.  The parties intend that all foreign jurisdictions will enforce any decree of any state or federal court sitting in New York, New York in any litigation arising out of or relating to this Agreement.

Section 7.10                      Waiver of Jury Trial.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.11                      No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and the respective successors and assigns.

{Signature Page to Follow}

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed effective as of the date first above written.

TRANSFEROR:

SOLUTIA INC.

By                     /s/D. John Srivisal
Name:               D. John Srivisal
Title:                 Vice President

ASCEND:

ASCEND PERFORMANCE MATERIALS HOLDINGS INC.

By                     /s/Jack Norris
Name:               Jack Norris
Title:                 Authorized Officer

APM DISC:

APM DISC HOLDINGS LLC

By:  SK TITAN HOLDINGS LLC, its Managing Member

By           /s/Barry Siadat
Name:     Barry Siadat
Title:       Managing Member

PRINCIPAL INVESTOR:

SK TITAN HOLDINGS LLC

By                     /s/Barry Siadat
Name:               Barry Siadat
Title:                 Managing Member

{Signature Page to Securities Transfer Agreement}